Exhibit 99.1

NEWS

CONTACT:     Brian J. Richardson
UNIVEST FINANCIAL CORPORATION
Chief Financial Officer
215-721-2446, richardsonb@univest.net

FOR IMMEDIATE RELEASE

UNIVEST FINANCIAL CORPORATION
REPORTS FOURTH QUARTER 2024 RESULTS
(18.2% increase in earnings per share compared to fourth quarter 2023)

SOUDERTON, Pa., January 22, 2025 - Univest Financial Corporation (“Univest” or the "Corporation") (NASDAQ: UVSP), parent company of Univest Bank and Trust Co. (the "Bank") and its insurance, investments and equipment financing subsidiaries, announced net income for the quarter ended December 31, 2024 was $18.9 million, or $0.65 diluted earnings per share, compared to net income of $16.3 million, or $0.55 diluted earnings per share, for the quarter ended December 31, 2023.

Loans
Gross loans and leases increased $95.8 million, or 1.4% (5.6% annualized), from September 30, 2024, primarily due to increases in commercial real estate and residential mortgage loans, partially offset by decreases in construction and commercial loans. Gross loans and leases increased $259.4 million, or 3.9%, from December 31, 2023, primarily due to increases in commercial, commercial real estate and residential mortgage loans, partially offset by a decrease in construction loans.

Deposits and Liquidity
Total deposits decreased $94.9 million, or 1.4% (5.6% annualized), from September 30, 2024, primarily due to decreases in public funds and brokered deposits, partially offset by increases in commercial and consumer deposits. Total deposits increased $383.5 million, or 6.0%, from December 31, 2023, due to increases in consumer, commercial, brokered, and public funds deposits. Noninterest-bearing deposits totaled $1.4 billion and represented 20.9% of total deposits at December 31, 2024, compared to $1.3 billion representing 19.3% of total deposits at September 30, 2024. Unprotected deposits, which excludes insured, internal, and collateralized deposit accounts, totaled $1.5 billion at December 31, 2024 compared to $1.4 billion at September 30, 2024. This represented 22.0% of total deposits at December 31, 2024, compared to 20.3% at September 30, 2024.

As of December 31, 2024, the Corporation reported on balance sheet cash and cash equivalents totaling $328.8 million. The Corporation and its subsidiaries had committed borrowing capacity of $3.7 billion at December 31, 2024, of which $2.1 billion was available. The Corporation and its subsidiaries also maintained uncommitted funding sources from correspondent banks of $468.0 million at December 31, 2024. Future availability under these uncommitted funding sources is subject to the prerogatives of the granting banks and may be withdrawn at will.

Net Interest Income and Margin
Net interest income of $55.5 million for the fourth quarter of 2024 increased $2.7 million, or 5.1%, from the fourth quarter of 2023 and $2.3 million, or 4.3%, from the third quarter of 2024. The increase in net interest income for the three months ended December 31, 2024 compared to the same period in the prior year was due to higher average balances of interest-earning assets and increased yields on loans and leases, partially offset by higher average balances in interest-bearing liabilities and related costs. The increase in net interest income for the three months ended December 31, 2024 compared to the three months ended September 30, 2024 was due to higher average balances of interest-earning deposits with other banks and a reduction in the cost of interest-bearing liabilities, partially offset by an increase in the average balance of interest-bearing liabilities.

Net interest margin, on a tax-equivalent basis, was 2.88% for the fourth quarter of 2024, compared to 2.82% for the third quarter of 2024 and 2.84% for the fourth quarter of 2023. Excess liquidity reduced net interest margin by approximately 14 basis points for the quarter ended December 31, 2024 compared to approximately nine basis points for the quarter ended September 30, 2024 and approximately ten basis points for the quarter ended December 31, 2023. Excluding the impact of excess liquidity, the net interest margin, on a tax-equivalent basis, would have been 3.02% for the quarter ended December 31, 2024 compared to 2.91% for the quarter ended September 30, 2024 and 2.94% for the quarter ended December 31, 2023.

Noninterest Income
Noninterest income for the quarter ended December 31, 2024 was $21.3 million, an increase of $2.7 million, or 14.6%, from the comparable period in the prior year.

Investment advisory commission and fee income increased $896 thousand, or 19.6%, for the quarter ended December 31, 2024 compared to the comparable period in the prior year, primarily due to increased assets under management and supervision driven by new business and market appreciation.

Net gain on mortgage banking activities increased $511 thousand, or 63.2%, for the quarter ended December 31, 2024 compared to the comparable period in the prior year, primarily due to increased salable volume and favorable margins.

Other service fee income increased $506 thousand, or 17.1%, for the quarter ended December 31, 2024 compared to the comparable period in the prior year, primarily due to the reversal of a $785 thousand valuation allowance on mortgage servicing rights that was initially recorded in the third quarter of 2024. The reversal was driven by a decrease in prepayment speed assumptions as a result of the increase in interest rates during the quarter. Additionally, net servicing fees on sold mortgage loans decreased by $269 thousand, primarily attributable to the sale of mortgage servicing rights associated with $591.1 million of serviced loans in the first quarter of 2024 and increased amortization driven by prepayments.

Noninterest Expense
Noninterest expense for the quarter ended December 31, 2024 was $50.7 million, an increase of $1.6 million, or 3.3%, from the comparable period in the prior year.

Salaries, benefits and commissions increased $2.2 million, or 7.5%, for the quarter ended December 31, 2024 compared to the comparable period in the prior year, primarily due to an increase in incentive compensation due to increased profitability.

Deposit insurance premiums decreased $248 thousand, or 18.4%, for the quarter ended December 31, 2024 compared to the comparable period in the prior year, driven by an improvement in the financial ratios that contribute to our deposit insurance assessment rate.

Data processing decreased $298 thousand, or 6.7%, for the quarter ended December 31, 2024 compared to the comparable period in the prior year, primarily due to reduced costs for various long-term service agreements.

Tax Provision
The effective income tax rate was 20.3% for the quarters ended December 31, 2024 and December 31, 2023. The effective tax rates for the three months ended December 31, 2024 and 2023 reflected the benefits of tax-exempt income from investments in municipal securities and loans and leases.

Asset Quality and Provision for Credit Losses
Nonperforming assets totaled $33.2 million at December 31, 2024, $36.6 million at September 30, 2024, and $40.1 million at December 31, 2023. During the quarter, two nonaccrual modified construction loans to one borrower totaling $2.2 million were paid-off.

Net loan and lease charge-offs were $767 thousand for the three months ended December 31, 2024 compared to $820 thousand and $1.1 million for the three months ended September 30, 2024 and December 31, 2023, respectively.

The provision for credit losses was $2.4 million for the three months ended December 31, 2024 compared to $1.4 million and $1.9 million for the three months ended September 30, 2024 and December 31, 2023, respectively. The allowance for credit losses on loans and leases as a percentage of loans and leases held for investment was 1.28% at December 31, 2024, September 30, 2024 and December 31, 2023.

Dividend and Share Repurchases
On January 22, 2025, Univest declared a quarterly cash dividend of $0.21 per share to be paid on February 19, 2025 to shareholders of record as of February 5, 2025. During the quarter ended December 31, 2024, the Corporation repurchased 139,492 shares of common stock at an average price of $29.64 per share. Including brokerage fees and excise tax, the average price per share was $29.97. During the year ended December 31, 2024, the Corporation repurchased 802,535 shares of common stock at an average price of $23.26 per share. Including brokerage fees and excise tax, the average price per share was $23.52. As of December 31, 2024, 1,400,154 shares are available for repurchase under the Share Repurchase Plan.

Conference Call
Univest will host a conference call to discuss fourth quarter 2024 results on Thursday, January 23, 2025 at 9:00 a.m. EST. Participants may preregister at https://www.netroadshow.com/events/login?show=36ba59ff&confId=76000. The general public can access the call by dialing 1-833-470-1428; using Access Code 072687. A replay of the conference call will be available through March 20, 2025 by dialing 1-866-813-9403; using Access Code 251906.

About Univest Financial Corporation
Univest Financial Corporation (UVSP), including its wholly-owned subsidiary Univest Bank and Trust Co., Member FDIC, has approximately $8.1 billion in assets and $5.2 billion in assets under management and supervision through its Wealth Management lines of business at December 31, 2024. Headquartered in Souderton, Pa. and founded in 1876, the Corporation and its subsidiaries provide a full range of financial solutions for individuals, businesses, municipalities and nonprofit organizations primarily in the Mid-Atlantic Region. Univest delivers these services through a network of more than 50 offices and online at www.univest.net.
# # #
This press release and the reports Univest files with the Securities and Exchange Commission often contain "forward-looking statements" relating to trends or factors affecting the financial services industry and, specifically, the financial condition and results of operations, business, prospects and strategies of Univest. These forward-looking statements involve certain risks and uncertainties in that there are a number of important factors that could cause Univest's future financial condition, results of operations, business, prospects or strategies to differ materially from those expressed or implied by the forward-looking statements. These factors include, but are not limited to: (1) competition and demand for financial services in our market area; (2) inflation and/or changes in interest rates, which may adversely impact our margins and yields, reduce the fair value of our financial instruments, reduce our loan originations and/or lead to higher operating costs and higher costs we pay to retain and attract deposits; (3) changes in asset quality, prepayment speeds, loan sale volumes, charge-offs and/or credit loss provisions; (4) changes in liquidity, including the size and composition of our deposit portfolio and the percentage of uninsured deposits in the portfolio; (5) our ability to access cost-effective funding; (6) changes in economic conditions nationally and in our market, including potential recessionary conditions and the levels of unemployment in our market area; (7) changes in the economic assumptions or methodology used to calculate our allowance for credit losses; (8) legislative, regulatory, accounting or tax changes; (9) monetary and fiscal policies of the U.S. government, including the policies of the Board of Governors of the Federal Reserve System; (10) the imposition of tariffs or other domestic or international governmental policies impacting the value of the products of our borrowers; (11) technological issues that may adversely affect our operations or those of our customers; (12) a failure or breach in our operational or security systems or infrastructure, including cyberattacks; (13) changes in the securities markets; (14) the current or anticipated impact of military conflict, terrorism or other geopolitical events; (15) our ability to enter into new markets successfully and capitalize on growth opportunities and/or (16) risk factors mentioned in the reports and registration statements Univest files with the Securities and Exchange Commission.

(UVSP - ER)

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
December 31, 2024
(Dollars in thousands)

Balance Sheet (Period End)	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023
ASSETS
Cash and due from banks	$75,998	$78,346	$66,808	$49,318	$72,815
Interest-earning deposits with other banks	252,846	426,354	124,103	152,288	176,984
Cash and cash equivalents	328,844	504,700	190,911	201,606	249,799
Investment securities held-to-maturity	134,111	137,681	140,112	143,474	145,777
Investment securities available for sale, net of allowance for credit losses	357,361	354,100	342,776	350,819	351,553
Investments in equity securities	2,506	2,406	2,995	3,355	3,293
Federal Home Loan Bank, Federal Reserve Bank and other stock, at cost	38,980	40,235	37,438	37,394	40,499
Loans held for sale	16,653	17,131	28,176	13,188	11,637
Loans and leases held for investment	6,826,583	6,730,734	6,684,837	6,579,086	6,567,214
Less: Allowance for credit losses, loans and leases	(87,091)	(86,041)	(85,745)	(85,632)	(85,387)
Net loans and leases held for investment	6,739,492	6,644,693	6,599,092	6,493,454	6,481,827
Premises and equipment, net	46,671	47,411	48,174	48,739	51,441
Operating lease right-of-use assets	28,531	29,260	29,985	30,702	31,795
Goodwill	175,510	175,510	175,510	175,510	175,510
Other intangibles, net of accumulated amortization	8,309	7,158	7,701	7,473	10,950
Bank owned life insurance	139,351	138,744	137,823	137,896	131,344
Accrued interest and other assets	112,098	106,708	114,753	102,958	95,203
Total assets	$8,128,417	$8,205,737	$7,855,446	$7,746,568	$7,780,628

LIABILITIES
Noninterest-bearing deposits	$1,414,635	$1,323,953	$1,397,308	$1,401,806	$1,468,320
Interest-bearing deposits:	5,344,624	5,530,195	5,098,014	5,003,552	4,907,461
Total deposits	6,759,259	6,854,148	6,495,322	6,405,358	6,375,781
Short-term borrowings	11,181	8,256	11,781	4,816	6,306
Long-term debt	225,000	225,000	250,000	250,000	310,000
Subordinated notes	149,261	149,136	149,011	148,886	148,761
Operating lease liabilities	31,485	32,246	33,015	33,744	34,851
Accrued expenses and other liabilities	64,930	59,880	62,180	60,095	65,721
Total liabilities	7,241,116	7,328,666	7,001,309	6,902,899	6,941,420

SHAREHOLDERS' EQUITY
Common stock, $5 par value: 48,000,000 shares authorized and 31,556,799 shares issued	157,784	157,784	157,784	157,784	157,784
Additional paid-in capital	302,829	301,262	300,166	298,914	301,066
Retained earnings	525,780	512,938	500,482	488,790	474,691
Accumulated other comprehensive loss, net of tax benefit	(43,992)	(41,623)	(54,124)	(54,740)	(50,646)
Treasury stock, at cost	(55,100)	(53,290)	(50,171)	(47,079)	(43,687)
Total shareholders’ equity	887,301	877,071	854,137	843,669	839,208
Total liabilities and shareholders’ equity	$8,128,417	$8,205,737	$7,855,446	$7,746,568	$7,780,628

	For the three months ended,					For the twelve months ended,
Balance Sheet (Average)	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023	12/31/2024	12/31/2023
Assets	$8,163,347	$8,005,265	$7,721,540	$7,696,575	$7,865,634	$7,897,707	$7,557,058
Investment securities, net of allowance for credit losses	500,748	493,334	493,140	500,983	489,587	497,051	507,625
Loans and leases, gross	6,758,649	6,730,791	6,640,536	6,577,365	6,594,233	6,677,206	6,418,664
Deposits	6,804,483	6,641,324	6,353,752	6,303,854	6,470,141	6,526,929	6,095,058
Shareholders' equity	880,237	864,406	844,572	842,546	814,941	858,019	805,667

Univest Financial Corporation
Consolidated Summary of Loans by Type and Asset Quality Data (Unaudited)
December 31, 2024
(Dollars in thousands)

Summary of Major Loan and Lease Categories (Period End)	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023
Commercial, financial and agricultural	$1,037,835	$1,044,043	$1,055,332	$1,014,568	$989,723
Real estate-commercial	3,530,451	3,442,083	3,373,889	3,283,729	3,302,798
Real estate-construction	274,483	285,616	313,229	379,995	394,462
Real estate-residential secured for business purpose	536,095	530,674	532,628	524,196	517,002
Real estate-residential secured for personal purpose	994,972	969,562	952,665	922,412	909,015
Real estate-home equity secured for personal purpose	186,836	182,901	179,150	177,446	179,282
Loans to individuals	21,250	26,794	26,430	27,200	27,749
Lease financings	244,661	249,061	251,514	249,540	247,183
Total loans and leases held for investment, net of deferred income	6,826,583	6,730,734	6,684,837	6,579,086	6,567,214
Less: Allowance for credit losses, loans and leases	(87,091)	(86,041)	(85,745)	(85,632)	(85,387)
Net loans and leases held for investment	$6,739,492	$6,644,693	$6,599,092	$6,493,454	$6,481,827

Asset Quality Data (Period End)	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023
Nonaccrual loans and leases, including nonaccrual loans held for sale	$12,667	$15,319	$16,200	$20,363	$20,527
Accruing loans and leases 90 days or more past due	321	310	205	268	534
Total nonperforming loans and leases	12,988	15,629	16,405	20,631	21,061
Other real estate owned	20,141	20,915	20,007	19,220	19,032
Repossessed assets	76	79	149	167	—
Total nonperforming assets	$33,205	$36,623	$36,561	$40,018	$40,093
Nonaccrual loans and leases / Loans and leases held for investment	0.19%	0.23%	0.24%	0.31%	0.31%
Nonperforming loans and leases / Loans and leases held for investment	0.19%	0.23%	0.25%	0.31%	0.32%
Nonperforming assets / Total assets	0.41%	0.45%	0.47%	0.52%	0.52%

Allowance for credit losses, loans and leases	$87,091	$86,041	$85,745	$85,632	$85,387
Allowance for credit losses, loans and leases / Loans and leases held for investment	1.28%	1.28%	1.28%	1.30%	1.30%
Allowance for credit losses, loans and leases / Nonaccrual loans and leases	687.54%	561.66%	529.29%	420.53%	415.97%
Allowance for credit losses, loans and leases / Nonperforming loans and leases	670.55%	550.52%	522.68%	415.06%	405.43%

	For the three months ended,					For the twelve months ended,
	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023	12/31/2024	12/31/2023
Net loan and lease charge-offs	$767	$820	$809	$1,406	$1,074	$3,802	$5,397
Net loan and lease charge-offs (annualized)/Average loans and leases	0.05%	0.05%	0.05%	0.09%	0.06%	0.06%	0.08%

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
December 31, 2024
(Dollars in thousands, except per share data)
	For the three months ended,					For the twelve months ended,
For the period:	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023	12/31/2024	12/31/2023
Interest income	$107,476	$106,438	$99,832	$98,609	$101,232	$412,355	$371,730
Interest expense	52,004	53,234	48,805	47,142	48,472	201,185	151,733
Net interest income	55,472	53,204	51,027	51,467	52,760	211,170	219,997
Provision for credit losses	2,380	1,414	707	1,432	1,931	5,933	10,770
Net interest income after provision for credit losses	53,092	51,790	50,320	50,035	50,829	205,237	209,227
Noninterest income:
Trust fee income	2,265	2,110	2,008	2,108	1,943	8,491	7,732
Service charges on deposit accounts	2,192	2,037	1,982	1,871	1,960	8,082	7,048
Investment advisory commission and fee income	5,457	5,319	5,238	5,194	4,561	21,208	18,864
Insurance commission and fee income	4,743	5,238	5,167	7,201	4,596	22,349	21,043
Other service fee income	3,473	1,815	3,044	6,415	2,967	14,747	12,381
Bank owned life insurance income	1,012	921	1,086	842	823	3,861	3,185
Net gain on sales of investment securities	—	18	—	—	—	18	—
Net gain on mortgage banking activities	1,320	1,296	1,710	939	809	5,265	3,689
Other income	868	1,396	745	1,025	961	4,034	2,882
Total noninterest income	21,330	20,150	20,980	25,595	18,620	88,055	76,824
Noninterest expense:
Salaries, benefits and commissions	31,518	30,702	30,187	31,338	29,321	123,745	120,188
Net occupancy	2,751	2,723	2,679	2,872	2,751	11,025	10,686
Equipment	1,147	1,107	1,088	1,111	1,066	4,453	4,132
Data processing	4,146	4,154	4,161	4,495	4,444	16,956	16,799
Professional fees	1,669	1,579	1,466	1,688	1,768	6,402	7,141
Marketing and advertising	552	490	715	416	632	2,173	2,180
Deposit insurance premiums	1,102	1,097	1,098	1,135	1,350	4,432	4,825
Intangible expenses	155	164	188	187	212	694	938
Restructuring charges	—	—	—	—	189	—	1,519
Other expense	7,618	6,536	7,126	6,832	7,313	28,112	28,954
Total noninterest expense	50,658	48,552	48,708	50,074	49,046	197,992	197,362
Income before taxes	23,764	23,388	22,592	25,556	20,403	95,300	88,689
Income tax expense	4,823	4,810	4,485	5,251	4,149	19,369	17,585
Net income	$18,941	$18,578	$18,107	$20,305	$16,254	$75,931	$71,104
Net income per share:
Basic	$0.65	$0.64	$0.62	$0.69	$0.55	$2.60	$2.42
Diluted	$0.65	$0.63	$0.62	$0.69	$0.55	$2.58	$2.41
Dividends declared per share	$0.21	$0.21	$0.21	$0.21	$0.21	$0.84	$0.84
Weighted average shares outstanding	29,070,039	29,132,948	29,246,977	29,413,999	29,500,147	29,215,365	29,433,359
Period end shares outstanding	29,045,877	29,081,108	29,190,640	29,337,919	29,511,721	29,045,877	29,511,721

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
December 31, 2024

	For the three months ended,					For the twelve months ended,
Profitability Ratios (annualized)	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023	12/31/2024	12/31/2023
Return on average assets	0.92%	0.92%	0.94%	1.06%	0.82%	0.96%	0.94%
Return on average assets, excluding restructuring charges (1)	0.92%	0.92%	0.94%	1.06%	0.83%	0.96%	0.96%
Return on average shareholders' equity	8.56%	8.55%	8.62%	9.69%	7.91%	8.85%	8.83%
Return on average shareholders' equity, excluding restructuring charges (1)	8.56%	8.55%	8.62%	9.69%	7.99%	8.85%	8.97%
Return on average tangible common equity (1)(3)	10.79%	10.84%	11.01%	12.38%	10.23%	11.24%	11.45%
Return on average tangible common equity, excluding restructuring charges (1)(3)	10.79%	10.84%	11.01%	12.38%	10.32%	11.24%	11.64%
Net interest margin (FTE)	2.88%	2.82%	2.84%	2.88%	2.84%	2.86%	3.12%
Efficiency ratio (2)	65.5%	65.7%	67.1%	64.6%	68.3%	65.7%	66.0%
Efficiency ratio, excluding restructuring charges (1)(2)	65.5%	65.7%	67.1%	64.6%	68.0%	65.7%	65.5%

Capitalization Ratios
Dividends declared to net income	32.2%	33.0%	33.9%	30.5%	38.1%	32.3%	34.8%
Shareholders' equity to assets (Period End)	10.92%	10.69%	10.87%	10.89%	10.79%	10.92%	10.79%
Tangible common equity to tangible assets (1)	8.92%	8.71%	8.81%	8.80%	8.70%	8.92%	8.70%
Common equity book value per share	$30.55	$30.16	$29.26	$28.76	$28.44	$30.55	$28.44
Tangible common equity book value per share (1)	$24.43	$24.05	$23.17	$22.70	$22.41	$24.43	$22.41

Regulatory Capital Ratios (Period End)
Tier 1 leverage ratio	9.51%	9.53%	9.74%	9.65%	9.36%	9.51%	9.36%
Common equity tier 1 risk-based capital ratio	10.85%	10.88%	10.72%	10.71%	10.58%	10.85%	10.58%
Tier 1 risk-based capital ratio	10.85%	10.88%	10.72%	10.71%	10.58%	10.85%	10.58%
Total risk-based capital ratio	14.19%	14.27%	14.09%	14.11%	13.90%	14.19%	13.90%
(1) Non-GAAP metric. A reconciliation of this and other non-GAAP financial measures is included at the end of this document.
(2) Noninterest expense to net interest income before loan loss provision plus noninterest income adjusted for tax equivalent income.
(3) Net income before amortization of intangibles to average tangible common equity.

Univest Financial Corporation
Average Balances and Interest Rates (Unaudited)
	For the Three Months Ended,
Tax Equivalent Basis	December 31, 2024			September 30, 2024
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$402,753	$4,852	4.79%	$270,724	$3,624	5.33%
Obligations of state and political subdivisions*	1,290	7	2.16	1,283	7	2.17
Other debt and equity securities	499,458	3,815	3.04	492,051	3,706	3.00
Federal Home Loan Bank, Federal Reserve Bank and other stock	39,407	746	7.53	38,769	742	7.61
Total interest-earning deposits, investments and other interest-earning assets	942,908	9,420	3.97	802,827	8,079	4.00
Commercial, financial, and agricultural loans	972,840	17,492	7.15	997,465	18,459	7.36
Real estate—commercial and construction loans	3,631,142	53,163	5.82	3,592,556	52,672	5.83
Real estate—residential loans	1,708,795	21,249	4.95	1,692,361	21,127	4.97
Loans to individuals	25,803	522	8.05	26,651	549	8.20
Tax-exempt loans and leases	233,036	2,652	4.53	232,159	2,565	4.40
Lease financings	187,033	3,296	7.01	189,599	3,275	6.87
Gross loans and leases	6,758,649	98,374	5.79	6,730,791	98,647	5.83
Total interest-earning assets	7,701,557	107,794	5.57	7,533,618	106,726	5.64
Cash and due from banks	56,989			62,902
Allowance for credit losses, loans and leases	(86,812)			(86,517)
Premises and equipment, net	47,155			47,989
Operating lease right-of-use assets	28,891			29,620
Other assets	415,567			417,653
Total assets	$8,163,347			$8,005,265
Liabilities:
Interest-bearing checking deposits	$1,275,348	$8,504	2.65%	$1,215,166	$8,824	2.89%
Money market savings	1,954,246	20,653	4.20	1,849,628	21,213	4.56
Regular savings	705,222	817	0.46	727,395	878	0.48
Time deposits	1,499,998	17,247	4.57	1,491,560	17,255	4.60
Total time and interest-bearing deposits	5,434,814	47,221	3.46	5,283,749	48,170	3.63
Short-term borrowings	7,102	1	0.06	8,210	1	0.05
Long-term debt	225,000	2,501	4.42	247,826	2,781	4.46
Subordinated notes	149,194	2,281	6.08	149,068	2,282	6.09
Total borrowings	381,296	4,783	4.99	405,104	5,064	4.97
Total interest-bearing liabilities	5,816,110	52,004	3.56	5,688,853	53,234	3.72
Noninterest-bearing deposits	1,369,669			1,357,575
Operating lease liabilities	31,864			32,627
Accrued expenses and other liabilities	65,467			61,804
Total liabilities	7,283,110			7,140,859
Total interest-bearing liabilities and noninterest-bearing deposits ("Cost of Funds")	7,185,779		2.88	7,046,428		3.01
Shareholders' Equity:
Common stock	157,784			157,784
Additional paid-in capital	301,895			300,565
Retained earnings and other equity	420,558			406,057
Total shareholders' equity	880,237			864,406
Total liabilities and shareholders' equity	$8,163,347			$8,005,265
Net interest income		$55,790			$53,492
Net interest spread			2.01			1.92
Effect of net interest-free funding sources			0.87			0.90
Net interest margin			2.88%			2.82%
Ratio of average interest-earning assets to average interest-bearing liabilities	132.42	%		132.43	%

*Obligations of states and political subdivisions are tax-exempt earning assets.
Notes: For rate calculation purposes, average loan and lease categories include deferred fees and costs and purchase accounting adjustments.
Net interest income includes net deferred costs amortization of $676 thousand and $897 thousand for the three months ended December 31, 2024 and September 30, 2024.
Nonaccrual loans and leases have been included in the average loan and lease balances. Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended December 31, 2024 and September 30, 2024 have been calculated using the Corporation’s federal applicable rate of 21.0%.

Univest Financial Corporation
Average Balances and Interest Rates (Unaudited)
	For the Three Months Ended December 31,
Tax Equivalent Basis	2024			2023
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$402,753	$4,852	4.79%	$280,693	$3,804	5.38%
Obligations of state and political subdivisions*	1,290	7	2.16	2,277	14	2.44
Other debt and equity securities	499,458	3,815	3.04	487,310	3,678	2.99
Federal Home Loan Bank, Federal Reserve Bank and other stock	39,407	746	7.53	41,361	767	7.36
Total interest-earning deposits, investments and other interest-earning assets	942,908	9,420	3.97	811,641	8,263	4.04
Commercial, financial, and agricultural loans	972,840	17,492	7.15	973,450	17,485	7.13
Real estate—commercial and construction loans	3,631,142	53,163	5.82	3,590,477	50,715	5.60
Real estate—residential loans	1,708,795	21,249	4.95	1,585,705	19,133	4.79
Loans to individuals	25,803	522	8.05	27,667	558	8.00
Tax-exempt loans and leases	233,036	2,652	4.53	230,394	2,438	4.20
Lease financings	187,033	3,296	7.01	186,540	2,897	6.16
Gross loans and leases	6,758,649	98,374	5.79	6,594,233	93,226	5.61
Total interest-earning assets	7,701,557	107,794	5.57	7,405,874	101,489	5.44
Cash and due from banks	56,989			54,981
Allowance for credit losses, loans and leases	(86,812)			(84,386)
Premises and equipment, net	47,155			51,489
Operating lease right-of-use assets	28,891			31,251
Other assets	415,567			406,425
Total assets	$8,163,347			$7,865,634
Liabilities:
Interest-bearing checking deposits	$1,275,348	$8,504	2.65%	$1,193,386	$8,409	2.80%
Money market savings	1,954,246	20,653	4.20	1,845,153	21,133	4.54
Regular savings	705,222	817	0.46	784,937	874	0.44
Time deposits	1,499,998	17,247	4.57	1,188,054	12,748	4.26
Total time and interest-bearing deposits	5,434,814	47,221	3.46	5,011,530	43,164	3.42
Short-term borrowings	7,102	1	0.06	9,814	1	0.04
Long-term debt	225,000	2,501	4.42	318,805	3,026	3.77
Subordinated notes	149,194	2,281	6.08	148,693	2,281	6.09
Total borrowings	381,296	4,783	4.99	477,312	5,308	4.41
Total interest-bearing liabilities	5,816,110	52,004	3.56	5,488,842	48,472	3.50
Noninterest-bearing deposits	1,369,669			1,458,610
Operating lease liabilities	31,864			34,255
Accrued expenses and other liabilities	65,467			68,986
Total liabilities	7,283,110			7,050,693
Total interest-bearing liabilities and noninterest-bearing deposits ("Cost of Funds")	7,185,779		2.88	6,947,452		2.77
Shareholders' Equity:
Common stock	157,784			157,784
Additional paid-in capital	301,895			300,558
Retained earnings and other equity	420,558			356,599
Total shareholders' equity	880,237			814,941
Total liabilities and shareholders' equity	$8,163,347			$7,865,634
Net interest income		$55,790			$53,017
Net interest spread			2.01			1.94
Effect of net interest-free funding sources			0.87			0.90
Net interest margin			2.88%			2.84%
Ratio of average interest-earning assets to average interest-bearing liabilities	132.42	%		134.93	%

*Obligations of states and political subdivisions are tax-exempt earning assets.
Notes: For rate calculation purposes, average loan and lease categories include deferred fees and costs and purchase accounting adjustments.
Net interest income includes net deferred costs amortization of $676 thousand and $428 thousand for the three months ended December 31, 2024 and 2023, respectively.
Nonaccrual loans and leases have been included in the average loan and lease balances. Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended December 31, 2024 and 2023 have been calculated using the Corporation’s federal applicable rate of 21.0%.

Univest Financial Corporation
Average Balances and Interest Rates (Unaudited)
	For the Twelve Months Ended December 31,
Tax Equivalent Basis	2024			2023
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$220,356	$11,193	5.08%	$130,309	$6,660	5.11%
Obligations of state and political subdivisions*	1,447	33	2.28	2,282	62	2.72
Other debt and equity securities	495,604	14,909	3.01	505,343	14,225	2.81
Federal Home Loan Bank, Federal Reserve Bank and other stock	38,647	2,912	7.53	40,092	2,869	7.16
Total interest-earning deposits, investments and other interest-earning assets	756,054	29,047	3.84	678,026	23,816	3.51
Commercial, financial, and agricultural loans	972,213	69,921	7.19	991,505	67,487	6.81
Real estate—commercial and construction loans	3,587,147	207,053	5.77	3,483,576	188,644	5.42
Real estate—residential loans	1,670,126	82,344	4.93	1,505,799	70,349	4.67
Loans to individuals	26,646	2,161	8.11	27,063	2,011	7.43
Tax-exempt loans and leases	232,020	10,157	4.38	232,501	9,597	4.13
Lease financings	189,054	12,845	6.79	178,220	11,025	6.19
Gross loans and leases	6,677,206	384,481	5.76	6,418,664	349,113	5.44
Total interest-earning assets	7,433,260	413,528	5.56	7,096,690	372,929	5.25
Cash and due from banks	57,799			58,593
Allowance for credit losses, loans and leases	(86,530)			(82,474)
Premises and equipment, net	48,610			51,921
Operating lease right-of-use assets	29,990			31,351
Other assets	414,578			400,977
Total assets	$7,897,707			$7,557,058
Liabilities:
Interest-bearing checking deposits	$1,191,634	$32,857	2.76%	$1,034,327	$23,668	2.29%
Money market savings	1,801,035	80,217	4.45	1,611,169	64,153	3.98
Regular savings	740,493	3,529	0.48	871,332	3,249	0.37
Time deposits	1,413,589	64,266	4.55	931,944	34,979	3.75
Total time and interest-bearing deposits	5,146,751	180,869	3.51	4,448,772	126,049	2.83
Short-term borrowings	13,703	249	1.82	148,776	7,095	4.77
Long-term debt	253,733	10,942	4.31	263,877	9,464	3.59
Subordinated notes	149,007	9,125	6.12	148,507	9,125	6.14
Total borrowings	416,443	20,316	4.88	561,160	25,684	4.58
Total interest-bearing liabilities	5,563,194	201,185	3.62	5,009,932	151,733	3.03
Noninterest-bearing deposits	1,380,178			1,646,286
Operating lease liabilities	33,006			34,474
Accrued expenses and other liabilities	63,310			60,699
Total liabilities	7,039,688			6,751,391
Total interest-bearing liabilities and noninterest-bearing deposits ("Cost of Funds")	6,943,372		2.90	6,656,218		2.28
Shareholders' Equity:
Common stock	157,784			157,784
Additional paid-in capital	300,644			299,804
Retained earnings and other equity	399,591			348,079
Total shareholders' equity	858,019			805,667
Total liabilities and shareholders' equity	$7,897,707			$7,557,058
Net interest income		$212,343			$221,196
Net interest spread			1.94			2.22
Effect of net interest-free funding sources			0.92			0.90
Net interest margin			2.86%			3.12%
Ratio of average interest-earning assets to average interest-bearing liabilities	133.61	%		141.65	%

*Obligations of states and political subdivisions are tax-exempt earning assets.
Notes: For rate calculation purposes, average loan and lease categories include deferred fees and costs and purchase accounting adjustments.
Net interest income includes net deferred costs amortization of $2.7 million and $2.1 million for the twelve months ended December 31, 2024 and 2023, respectively.
Nonaccrual loans and leases have been included in the average loan and lease balances. Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the twelve months ended December 31, 2024 and 2023 have been calculated using the Corporation’s federal applicable rate of 21.0%.

Univest Financial Corporation
Loan Portfolio Overview (Unaudited)
December 31, 2024

(Dollars in thousands)
Industry Description	Total Outstanding Balance	% of Commercial Loan Portfolio
CRE - Retail	$463,882	8.6%
Animal Production	393,902	7.3
CRE - Multi-family	344,169	6.4
CRE - Office	294,331	5.5
CRE - 1-4 Family Residential Investment	287,690	5.3
CRE - Industrial / Warehouse	255,232	4.7
Hotels & Motels (Accommodation)	198,815	3.7
Specialty Trade Contractors	191,896	3.6
Nursing and Residential Care Facilities	176,130	3.3
Education	170,487	3.2
Motor Vehicle and Parts Dealers	147,580	2.7
Merchant Wholesalers, Durable Goods	138,633	2.6
Repair and Maintenance	132,950	2.5
Homebuilding (tract developers, remodelers)	129,031	2.4
Crop Production	111,628	2.1
CRE - Mixed-Use - Residential	111,590	2.1
Wood Product Manufacturing	98,629	1.8
Food Services and Drinking Places	87,765	1.6
Administrative and Support Services	78,656	1.5
Fabricated Metal Product Manufacturing	76,611	1.4
Religious Organizations, Advocacy Groups	74,011	1.4
Real Estate Lenders, Secondary Market Financing	70,748	1.3
Personal and Laundry Services	70,595	1.3
Amusement, Gambling, and Recreation Industries	68,990	1.3
CRE - Mixed-Use - Commercial	67,187	1.2
Miniwarehouse / Self-Storage	65,018	1.2
Merchant Wholesalers, Nondurable Goods	63,662	1.2
Private Equity & Special Purpose Entities (except 52592)	56,186	1.0
Truck Transportation	55,679	1.0
Food Manufacturing	50,771	0.9
Industries with >$50 million in outstandings	$4,532,454	84.3%
Industries with <$50 million in outstandings	$846,410	15.7%
Total Commercial Loans	$5,378,864	100.0%

Consumer Loans and Lease Financings	Total Outstanding Balance
Real Estate-Residential Secured for Personal Purpose	$994,972
Real Estate-Home Equity Secured for Personal Purpose	186,836
Loans to Individuals	21,250
Lease Financings	244,661
Total Consumer Loans and Lease Financings	$1,447,719

Total	$6,826,583

Univest Financial Corporation
Non-GAAP Reconciliation
December 31, 2024

Management uses non-GAAP measures in its analysis of the Corporation's performance. These measures should not be considered a substitute for GAAP basis measures nor should they be viewed as a substitute for operating results determined in accordance with GAAP. Management believes the presentation of the non-GAAP financial measures, which exclude the impact of the specified items, provides useful supplemental information that is essential to a proper understanding of the financial results of the Corporation. See the table below for additional information on non-GAAP measures used throughout this earnings release.

	As of or for the three months ended,					As of or for the twelve months ended,
(Dollars in thousands)	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023	12/31/2024	12/31/2023
Restructuring charges (a)	$—	$—	$—	$—	$189	$—	$1,519
Tax effect of restructuring charges	—	—	—	—	(40)	—	(319)
Restructuring charges, net of tax	$—	$—	$—	$—	$149	$—	$1,200

Net income	$18,941	$18,578	$18,107	$20,305	$16,254	$75,931	$71,104
Amortization of intangibles, net of tax	122	130	149	148	167	548	741
Net income before amortization of intangibles	$19,063	$18,708	$18,256	$20,453	$16,421	$76,479	$71,845

Shareholders' equity	$887,301	$877,071	$854,137	$843,669	$839,208	$887,301	$839,208
Goodwill	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)
Other intangibles (b)	(2,263)	(2,147)	(2,157)	(2,273)	(2,405)	(2,263)	(2,405)
Tangible common equity	$709,528	$699,414	$676,470	$665,886	$661,293	$709,528	$661,293

Total assets	$8,128,417	$8,205,737	$7,855,446	$7,746,568	$7,780,628	$8,128,417	$7,780,628
Goodwill	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)
Other intangibles (b)	(2,263)	(2,147)	(2,157)	(2,273)	(2,405)	(2,263)	(2,405)
Tangible assets	$7,950,644	$8,028,080	$7,677,779	$7,568,785	$7,602,713	$7,950,644	$7,602,713

Average shareholders' equity	$880,237	$864,406	$844,572	$842,546	$814,941	$858,019	$805,667
Average goodwill	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)
Average other intangibles (b)	(2,146)	(2,086)	(2,222)	(2,318)	(2,477)	(2,193)	(2,802)
Average tangible common equity	$702,581	$686,810	$666,840	$664,718	$636,954	$680,316	$627,355

(a) Associated with financial service center optimization and headcount rationalization expense management strategies
(b) Amount does not include mortgage servicing rights